Exhibit 10.133

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (the “Amendment”) is made and entered into as of the 1st day of September, 2015, by and among ADK BONTERRA/PARKVIEW, LLC, a Georgia limited liability company (“Sublessor”), 2801 FELTON AVENUE, L.P., a Georgia limited partnership (“Bonterra Sublessee”), and 460 AUBURN AVENUE, L.P., a Georgia limited partnership (“Parkview Sublessee”) (Bonterra Sublessee and Parkview Sublessee are collectively referred to as “Sublessees”).

W I T N E S S E T H:

WHEREAS, Sublessor and Sublessees have entered into that certain Sublease Agreement dated July 20, 2015 (the “Existing Sublease” and together with this Amendment, the “Sublease”); and

WHEREAS, Sublessor and Sublessees desire to amend the Existing Sublease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and benefits flowing between the parties, Sublessor and Sublessees, intending to be legally bound, do hereby covenant and agree as follows:

1.    Capitalized Terms. Unless otherwise defined herein, all capitalized words and phrases used herein shall have the same meanings ascribed to them in the Existing Sublease. The “Existing Master Lease’ shall mean that certain Third Amended and Restated Multiple Facilities Lease, dated as of October 29, 2010, as amended pursuant to that certain First Amendment to Third Amended and Restated Multiple Facilities Lease, dated June 14, 2013, and that certain Second Amendment to Third Amended and Restated Multiple Facilities Lease, dated as of September 1, 2015.
2.    Subordination. Section 5 of the Existing Sublease is hereby amended by deleting the Section in its entirety and by adding the following in lieu thereof.
5.    Subordination. This Sublease is subject and subordinate to the Existing Master Lease. Except as provided in Section 26(b) below, all applicable terms and conditions of the Existing Master Lease are incorporated into and made a part of this Sublease as if Sublessees were the Lessee under the Existing Master Lease. Without limiting the general nature of the immediately preceding sentence, Sublessees acknowledge and agree that Sublessees will protect, indemnify, save harmless and defend Lessor in accordance with Article XXI of the Existing Master Lease as if Sublessees were the Lessee under the Existing Master Lease. If any of the terms of this Sublease and the Existing Master Lease conflict, the terms of the Existing Master Lease will govern. Sublessor shall not agree with Lessor to terminate

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the Existing Master Lease without first having obtained the prior written consent of Sublessees. Such prior written consent of Sublessees shall not be required for such termination if Lessor agrees to lease the Facilities directly to Sublessees upon the terms and conditions of the Sublease. Unless expressly provided for in this Sublease to the contrary, Sublessees assume and agree to perform the Sublessor’s obligations under the Existing Master Lease during the term of this Sublease, except that the obligation to pay Base Rent and Additional Charges to Lessor under the Existing Master Lease shall remain the obligation of Sublessor and shall be considered performed by Sublessees upon payment of Base Rent and Additional Charges due under this Sublease. Sublessees shall not cause or suffer any act of negligence that will violate any of the provisions of the Existing Master Lease. If the Existing Master Lease terminates for any reason, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease; provided, however, that if this Sublease is terminated by Lessor due to a default of Sublessor or Sublessees under the Existing Master Lease or under this Sublease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination.

3.    Initial Term: Section 6 of the Existing Sublease is hereby amended by deleting the first sentence in its entirety and by adding the following in lieu thereof:
Subject to the provisions of Section 3 above, the initial term of this Sublease shall commence on the Commencement Date (as hereinafter defined) and continue until midnight April 30, 2025, unless sooner terminated as provided in this Sublease or upon termination of the Existing Master Lease (the “Initial Term”).
4.    Security Deposit. Section 13 of the Existing Sublease is hereby amended by deleting the second sentence thereof in its entirety and by adding the following in lieu thereof:

The Security Deposit shall be paid in twelve (12) equal monthly payments of $14,167.00 each commencing on the first day of the second Lease Year and continuing on the first day of each month thereafter until paid in full.
5.    Insurance. Section 22 of the Existing Sublease is hereby amended by deleting the Section in its entirety and by adding the following in lieu thereof:
22.    Insurance. Sublessees shall name Lessor, Sublessor and AdCare Health Systems, Inc. as additional insureds under all general liability and professional liability insurance policies to be provided by Sublessees under the Existing Master Lease.
6.    Entire Agreement. Section 24 of the Existing Sublease is hereby amended by deleting the Section in its entirety and by adding the following in lieu thereof:
24.    Entire Agreement. This Sublease, the Sublease Consent Agreement, dated as of September 1, 2015, among Sublessees, Sublessor, Lessor, et al. (the

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“Sublease Consent Agreement”), and the “Transaction Documents”, as defined in the Sublease Consent Agreement, set forth the entire agreement between Sublessor and Sublessees concerning the Leased Properties and, except for the operations transfer agreements to be entered into between the licensed operators of the Facilities, there are no other agreements, either oral or written, between the parties relating to the Leased Properties.
7.    Existing Master Lease Provisions Not Incorporated. Section 26(b) of the Existing Sublease is hereby amended by deleting such subsection in its entirety and by adding the following in lieu thereof:
(b)    Existing Master Lease Provisions Not Incorporated. Notwithstanding the foregoing or any other provision of this Sublease to the contrary, the following Sections of the Existing Master Lease are amended as follows as they relate to the Sublessees:
Section 7.3 (Certain Environmental Matters) – Where obligations under Section 7.3 of the Existing Master Lease are limited by “Pre-Existing Hazardous Substances” or “Pre-Existing Environmental Conditions”, Sublessees’ obligations will be limited to “Pre-Existing Hazardous Substances” or “Pre-Existing Environmental Conditions” existing prior to Commencement Date (as defined in the Existing Sublease);
Section 8.2.1 (Lessee’s Tangible Net Worth) – Sublessees will not be required to comply with Section 8.2.1 of the Existing Master Lease;
Section 8.2.2 (Guarantor’s Tangible Net Worth) – the Sublease Guarantors, Wellington Healthcare Services III, L.P. (“New Guarantor”) will not be required to comply with Section 8.2.2;
Section 8.2.3 (Cash Flow to Rent Ratio) – Sublessor’s and Sublessees’ consolidated Cash Flow to Rent Ratio will not be required to comply with the requirements of Section 8.2.3 until the twelve month period ending September 30, 2016 but Sublessor will continue to be required to meet Section 8.2.3 as if the Sublease had not been signed;
Section 8.5 (Other Facilities) – Except for the following Facilities, Sublessees will be required to comply with Section 8.5: (i) 560 Saint Charles Avenue, NE, Atlanta, Georgia, and (ii) 2920 Pharr Court South, NW, Atlanta, Georgia. Bombay Lane Partners, LLC, an Affiliate of Sublessees, provides administrative services to such Facilities but does not own, operate or manage such Facilities;
Section 23.1(a) (Annual Financial Statements) – Sublessees must provide Financial Statements but will only be required to provide reviewed or audited Financial Statements if available; and

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Section 39.1 – Security Deposit.
For the avoidance of doubt, Sublessor’s obligations under the Existing Master Lease are not amended.
8.    Roof Repairs. The Existing Sublease is further amended by adding the following new Section 29 at the end thereof:

29. Roof Repairs. Notwithstanding any provision in this Sublease, Sublessor agrees, at its expense, to adequately repair or replace (if necessary) the roofs at both Facilities within ninety (90) days of the Commencement Date.
9.    Survey Deficiencies. Sublessor shall indemnify, save harmless and defend Sublessees from and against all liabilities, obligations, claims, damages, penalties, costs and expenses (including, without limitation, defense costs, costs of corrective action and civil monetary penalties) arising from or relating to any survey deficiencies cited as immediate jeopardy which relate to the roof at either Facility and which occur during the period from the Commencement Date through December 31, 2015.
10.    Agreement in Effect. Except as herein specifically provided, all other terms and provisions of the Existing Sublease shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SUBLESSOR:

ADK BONTERRA/PARKVIEW, LLC
a Georgia limited liability company

By:    /s/ William McBride
Name:    William McBride
Title:    Manager

[Signatures continued on following page]

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[SIGNATURE PAGE TO FIRST AMENDMENT TO SUBLEASE AGREEMENT]

SUBLESSEES:

BONTERRA SUBLESSEE:

2801 FELTON AVENUE, L.P.,
a Georgia limited partnership

By: /s/ James J. Andrews
Name: James J. Andrews
Title: President

PARKVIEW SUBLESSEE:

460 AUBURN AVENUE, L.P.,
a Georgia limited partnership

By: /s/ James J. Andrews
Name: James J. Andrews
Title: President

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